SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 7, 2013

RGC RESOURCES, INC.

(Exact name of Registrant as specified in its charter)

Virginia	000-26591	54-1909697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

519 Kimball Ave., N.E. Roanoke, Virginia	24016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 540-777-4427

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 7, 2013, Roanoke Gas Company entered into a Natural Gas Asset Management Agreement with Sequent Energy Management, L.P. (“Sequent”), effective as of November 1, 2013. Under this agreement, Sequent will provide Roanoke Gas Company with future natural gas supply needs. Sequent will also assume the management of Roanoke Gas Company’s firm interstate pipeline transportation and storage agreements. This forty-two month agreement replaces the expiring Natural Gas Asset Management Agreement with ConocoPhillips Company.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Natural Gas Asset Management Agreement by and between Roanoke Gas Company and Sequent Energy Management, L.P. effective as of November 1, 2013*

*	Schedules and other attachments to this agreement, which are listed on its List of Exhibits following the signature page, are not included with this filing. The Registrant hereby undertakes and agrees to furnish supplementally a copy of any such schedule or attachment or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RGC RESOURCES, INC.

Date: October 9, 2013	By:	/s/ Paul W. Nester

Paul W. Nester
Vice President, Treasurer and CFO